EXHIBIT 10(n)

                               MUTUAL RELEASE




KNOW ALL MEN BY THESE PRESENTS:

     That Whereas:

     A. Corniche Group Incorporated, a Delaware corporation ("CGI") borrowed UK£50,000 from The Bank of Scotland (the "Bank") and in consideration therefor issued to the Bank CGI's promissory note dated in February 1996 (the "Note") providing for, among other things, maturity in August 1996 and an annual rate of interest calculated at 2% above the 3-month London Interbank Offered Rate ('LIBOR") ascertained at specified times ; and

     B. The Bank advised CGI that it would accept in full satisfaction and discharge of all principal, accrued interest and any and all others sums which may be due under the Note the sum of US$ 89,374.49, payable in lawful money of the United States and in same day funds on the date hereof; and

     C. CGI has this day made payment herewith to the Bank of the amount set forth in Preamble B above, in accordance with the terms specified therein, and in full satisfaction and discharge of the obligations specified therein.

     Now, Therefor:

               CORNICHE GROUP INCORPORATED
               JAMES FYFE
                               (the said corporation and individuals,
                                together with their respective
                                executors, administrators, successors
                                and assigns collectively jointly, and
                                severally the "CGI Group")

                    and

               THE GOVERNOR AND COMPANY OF
               THE BANK OF SCOTLAND

                               (the said corporation together with its
                                successors and assigns, collectively,
                                jointly, and severally the "Bank Group")

for good and valuable consideration, the receipt of which is acknowledged each from the other, have entered into the agreements of release set forth below.

     1. The CGI Group and each and every one of them respectively do, by these presents, remise, release and forever discharge the Bank Group and each and every one of them from all liabilities, accounts, causes of action, sums of money, reckonings, contracts, controversies, agreements, damages, judgments, executions, claims, demands, debts, obligations, promises, covenants, actions and undertakings, in law or in equity, which against the Bank Group and each and every one of them the CGI Group and each and every one of them ever had, now have or hereafter can, shall or may have, for or by reason of any matter, cause or thing whatsoever, up to and through the date hereof.

     2. The Bank Group and each and every one of them respectively do, by these presents, remise, release and forever discharge the CGI Group and each and every one of them from all liabilities, accounts, causes of action, sums of money, reckonings, contracts, controversies, agreements, damages, judgments, executions, claims, demands, debts, obligations, promises, covenants, actions and undertakings, in law or in equity, which against the CGI Group and each and every one of them the Bank Group and each and every one of them ever had, now have or hereafter can, shall or may have, for or by reason of any matter, cause or thing whatsoever, up to and through the date hereof.

     3. In the event the payment to the Bank referred to in Preamble B must be returned, repaid or disgorged to the CGI Group, a trustee or any other person, in whole or in part, Sections 1 and 2 hereof shall be null and void and of no force or effect.

     In Witness Whereof, the parties have caused these presents to be executed by the following persons thereunto duly authorized as of January 30, 1997.


                                               CORNICHE GROUP INCORPORATED


                                               By: /s/ James Fyfe
                                                  JAMES FYFE, Vice President



                                                   /s/ James Fyfe
                                                    JAMES FYFE

                                                THE GOVERNOR AND COMPANY OF
                                                THE BANK OF SCOTLAND


                                                   By /s/ John Kelly